Exhibit B
                                   CSW Energy, Inc.
                                 Statements of Income
                 For the Twelve Months Ended December 31, 1998 & 1997
                                     (Unaudited)
                                       ($000's)


                                                  1998                 1997
                                              -------------         ------------
OPERATING REVENUE:
      Equity in income from energy projects       $ 14,344             $ 15,805
      Electric and Thermal Revenue                 109,036                  863
      Operation and maintenance services             6,635                4,271
      Other                                         11,580                  299
                                              -------------         ------------
              Total operating revenue              141,595               21,238


OPERATING EXPENSES:
      Salaries, wages, and benefits                  9,249                5,186
      Fuel expense                                  68,107                  656
      Operation and maintenance services            31,165                3,804
      General and administrative                    20,350                1,056
                                              -------------         ------------
              Total operating expenses             128,871               10,702
                                              -------------         ------------

INCOME FROM OPERATIONS                              12,724               10,536

OTHER INCOME (EXPENSE)
      Interest income                               41,877                8,460
      Interest expense                             (49,754)             (10,027)
      Other, net                                     2,994                2,959
                                              -------------         ------------
              Total other income (expense)          (4,883)               1,392
                                              -------------         ------------

INCOME  BEFORE INCOME TAXES                          7,841               11,928

PROVISION  FOR INCOME TAXES                          5,182                4,766
                                              -------------         ------------

              Net income (loss)                    $ 2,659              $ 7,162
                                              =============         ============